EXHIBIT 21


                        SUBSIDIARIES OF CHS ELECTRONICS



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
 1.     CHS Electronics, Inc., a Nevada corporation ("CHS Nevada").
 2.     BEK International, Inc. d.b.a. CHS BEK, a Florida corporation.
 3.     MIFINCO, Inc., a Delaware corporation ("MIFINCO").
 4.     Merisel France, Inc., a Delaware corporation.
 5.     CHS Electronics Ges.m.b.H., a limited liability company formed under the laws of Austria.
 6.     CHS Electronics Benelux N.V., a limited liability company formed under the laws of Belgium.
 7.     CHS Bulgaria Ltd, a limited liability company formed under the laws of Bulgaria.
 8.     CHS Elektronika d.o.o., a company formed under the laws of Croatia.
 9.     CHS Czechia s.r.o., a limited liability company formed under the laws of the Czech Republic.
10.     CHS Electronics PLC, a limited liability company formed under the laws of England.
11.     Merisel (U.K.) Limited, a limited liability company formed under the laws of England.
12.     CHS Electronics Finland OY, a limited liability company formed under the laws of Finland.
13.     CHS France S.A., a limited liability company formed under the laws of France.
14.     Merisel France, SNC, a French partnership.
15.     CHS Electronic Deutschland GmbH, f/k/a Merisel, GmbH, a limited liability company formed under the laws of Germany.
16.     Merisel Factoring GMBH, a German limited liability company.
17.     CHS Hungary Kft, a limited liability company formed under the laws of Hungary.
18.     CHS Baltic, a foreign capital company formed under the laws of Lithuania.
19.     ABC Data, Limited, a limited liability company formed under the laws of Jersey.
20.     ABC Data z.o.o., a limited liability company formed under the laws of Poland.
21.     CHS Next D.S., a limited liability company formed under the laws of the country of Portugal.
22.     Computer Software and Hardware Ltd., a company formed under the laws of the Isle of Man.
23.     Computer Hardware and Software Ltd., a company formed under the laws of Russia.
24.     CHS Slovakia SRO, a company formed under the laws of Slovakia.
25.     CHS Sweden AB, a limited liability company formed under the laws of Sweden.
26.     CHS Finance SA, a limited liability company formed under the laws of Switzerland.
27.     CHS Services, A.G., a corporation formed under the laws of Switzerland.
28.     Merisel Argentina, S.A., a corporation formed under the laws of Argentina.
29.     Promark de Argentina SRL, a limited liability partnership formed under the laws of Argentina.
30.     Via Brazil & Informatica Ltda, a limited liability company formed under the laws of Brazil.
31.     Comercial Promark Chile LTDA, a limited liability company formed under the laws of Chile.
32.     Infocentro de Chile S.A., a corporation formed under the laws of Chile.
33.     CHS Promark Colombia Ltda., a limited liability company formed under the laws of Colombia.
34.     Merisel Mexico, S.A. de C.V., a corporation formed under the laws of Mexico.
35.     Merisel Services, S.A. de C.V., a corporation formed under the laws of Mexico.
36.     CHS Promark Peru S.A., a corporation formed under the laws of Peru.
37.     Masimar Sociedad Anonima, a commercial anonymous society organized under the laws of
        Uruguay.
38.     CHS Promark Venezuela C.A., a company formed under the laws of Venezuela.
39.     CHS Americas, Inc., a Florida corporation.
40.     International High Tech Marketing, Inc., a Florida corporation.
41.     CHS Latin America Holding Corp., a Florida corporation.
42.     Dinorall Corporation, d/b/a Dinexim, a Florida corporation.
43.     Ameritech Exports, Inc., a Florida corporation.
44.     Ameritech Argentina, S.A., an Argentinian corporation
45.     Access and Agora s.v.o., a joint stock company formed under the laws of the Czech Republic.
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
46.     A & A Spol s.r.o., a company formed under the laws of Slovakia.
47.     A & A s.r.l., a company formed under the laws of Romania.
48      A & A d.o.o., a company formed under the laws of Crotia.
49.     Microlink Ltd., a company formed under the laws of Florida.
50.     Karma International, S.A., a company organized under the laws of Luxembourg.
51.     Lars Krull Holding A/S.
52.     Santech Micro Group ASA, a company organized under the laws of Norway.
53.     Atlantis Skupina d.o.o., a company organized under the laws of Slovenia.
54.     Romak Computers Limited, a company organized under the laws of Ireland.
55.     CompExpress Informatica Ltda., a corporation under the laws of Brazil.
56.     CHS Nexsys, a company organized under the laws of Colombia.
57.     CHS Ledakon, a company organized under the laws of Colombia.
58.     CHS Eesti, A.S., a corporation formed under the laws of Estonia.
59.     CHS Merisel Austria, a corporation formed under the laws of Austria.
60.     Macro Sistemas, S.A., a corporation formed under the laws of Ecuador.
61.     CHS Electronics, Inc., a Delaware corporation.
62.     CHS Cayman L.P., a corporation under the laws of the Cayman Islands.
63.     CHS Electronics, L.L.C., a Delaware corporation.
64.     CHS Distribution, SA, a corporation formed under the laws of Switzerland.
65.     KORB GmbH, a corporation under the laws of Germany.
66.     CHS Logistic Services B.V., a Netherlands corporation.
67.     Perifericos S.A., a company organized under the laws of Chile.
68.     CHS Technologies, Inc., a Florida corporation.
69.     CHS Micro Informatica, Inc., a Florida corporation.
70.     CHS Latin America, Inc., a Florida corporation.
71.     CHS Promark, Inc., a Florida corporation.
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* Except for director's qualifying shares.